                                                                Exhibit 99.2


RELEASE:  IMMEDIATE

                 GETTY PETROLEUM CORP. ANNOUNCES DECLARATION OF
             QUARTERLY CASH DIVIDEND AND FINANCIAL RESULTS FOR THE
                 FOURTH QUARTER AND YEAR ENDED JANUARY 31, 1997

JERICHO, NY, MARCH 20, 1997 -- Leo Liebowitz, President and Chief Executive Officer of Getty Petroleum Corp. (NYSE-GTY) reported that at the Board of Directors meeting held this morning, the Directors voted on and unanimously approved a quarterly cash dividend in the amount of $.03 per share payable on April 22, 1997 to holders of record on April 9, 1997.

The Company also reported its financial results for the fourth quarter and fiscal year ended January 31, 1997. Total revenues for the quarter and year ended January 31, 1997 were $257 million and $920 million, respectively, as compared with $204.7 million and $826.9 million for the comparable periods last year. The increase in revenues resulted primarily from higher sales prices and an increase in retail gallonage sold.

The Company incurred pretax losses of $22 million and $14.1 million for the quarter and year ended January 31, 1997, respectively, as compared with pretax income of $8.1 million and $21.5 million for the comparable periods last year. During the fourth quarter of fiscal 1997, the Company revised its estimate of future environmental remediation costs and recorded a pretax charge of $21.2 million. The current fourth quarter and fiscal year results were also negatively impacted, as compared with the same periods last year, by lower retail gasoline product margins, lower operating profits realized by the Company's heating oil subsidiaries as a result of a milder winter than last year and expenses related to the spin off of the Company's marketing assets and business to its stockholders.

The results for the current fiscal year also included a pretax charge of $5.8 million related to a legal settlement between the Company's former construction company subsidiary, Slattery Associates, Inc. and Morrison-Knudsen Company, Inc. Prior to giving effect to the $5.8 million charge, $1.7 million of spin off expenses and the $21.2 million charge for future environmental remediation costs, the Company would have had pretax income of $14.6 million for the current fiscal year.

For the fourth quarter ended January 31, 1997, the Company incurred a net loss of $13.7 million or $1.08 per share as compared with net earnings of $5.2 million or $.41 per share for the comparable period in 1996. The net loss for the year ended January 31, 1997 was $9.2 million or $.72 per share as compared with net earnings of $12.6 million or $1.00 per share for the comparable period in 1996. The prior year period included a charge to earnings of $.8 million or $.06 per share for the cumulative effect of adopting Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

Mr. Leo Liebowitz, President and Chief Executive Officer, said "I am pleased that the spin off of the Company's petroleum marketing business will be completed at the end of the month. I believe that the spin off will enhance stockholder values over the long term by allowing each company to concentrate on its respective business and enabling the investment community to analyze more effectively the investment characteristics, performance and future prospects of each business, enhancing the likelihood that each will achieve appropriate market recognition of its value."

As previously announced, the record date for the spin off of Getty Petroleum Marketing Inc. to the Company's stockholders is March 21, 1997. The stock certificates will be mailed to the Company's stockholders on March 31, 1997 and each stockholder will receive one share of Getty Petroleum Marketing Inc. stock for each share of Getty Petroleum Corp. owned on the record date. On March 31, 1997, the Company will change its name to Getty Realty Corp. Holders of Getty Petroleum Corp. certificates should retain their certificates and do not need to surrender them.

Getty Realty Corp. owns and leases approximately 1,100 properties in twelve Northeastern and Middle Atlantic states. Approximately 1,000 of these properties, consisting of petroleum marketing terminals, service stations and convenience stores, are leased to Getty Petroleum Marketing Inc. Getty Realty Corp. is also a marketer of heating oil in Pennsylvania and Maryland.

Getty Petroleum Marketing Inc., one of the nation's largest independent marketers of gasoline and petroleum products, supplies approximately 1,600 branded locations in twelve Northeastern and Middle Atlantic states. The Company is also a marketer of heating oil in the New York Mid-Hudson Valley and is a wholesale distributor of a variety of petroleum products through its east coast petroleum storage and distribution network.



______________________________________________________________________________
A summary of the separate financial results of the Marketing and Realty businesses appears on the last page of this press release.





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Condensed Consolidated Summary of Operations
(Unaudited)
(In Thousands Except Per Share Data)


                                                    THREE MONTHS ENDED                     YEAR ENDED
                                                       JANUARY 31,                         JANUARY 31,
                                                       -----------                         -----------
                                                  1997              1996               1997              1996
                                                  ----              ----               ----              ----
Revenues                                        $257,021          $204,743           $920,043          $826,901
                                                ==========================           ==========================


Earnings (loss) before income taxes and
 cumulative effect of accounting change         $(21,996)  (a)    $  8,085           $(14,114)   (b)   $ 21,522

Provision (credit) for income taxes               (8,263)            2,863             (4,938)            8,094
                                                --------------------------           --------------------------

Earnings (loss) before cumulative
 effect of accounting change                     (13,733)            5,222             (9,176)           13,428

Cumulative effect of accounting change                 -                 -                  -              (794)
                                                --------------------------           --------------------------

Net earnings (loss)                             $(13,733)         $  5,222           $ (9,176)         $ 12,634
                                                ==========================           ==========================


Per share data:

Earnings (loss) before cumulative effect
 of accounting change                           $  (1.08)         $    .41           $   (.72)         $   1.06

Cumulative effect of accounting change                 -                 -                  -              (.06)
                                                --------------------------           --------------------------

Net earnings (loss) per share                   $  (1.08)         $    .41           $   (.72)         $   1.00
                                                ==========================           ==========================


Weighted average shares outstanding               12,677            12,650             12,674            12,648



(a) Includes charge of $21.2 million related to revision of estimate of future environmental remediation costs and $1.1 million of expenses related to the spin off.

(b) Includes charge of $21.2 million related to revision of estimate of future environmental remediation costs, $5.8 million charge related to Morrison-Knudsen litigation settlement and $1.7 million of expenses related to the spin off.





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The following is a disaggregation of the Company's financial results between the Marketing and Realty businesses for the fiscal years ended January 31, 1997 and 1996. The financial information is presented for informational purposes only and is not necessarily indicative of the financial results that would have occurred had the spin off been consummated as of February 1, 1995, nor are they necessarily indicative of future results. The results of operations in future periods will reflect certain expenses not incurred in prior periods associated with operating and reporting as separate publicly held companies.


(Unaudited)
(In Thousands)

                                                       MARKETING                            REALTY
                                                       ---------                           ---------
                                                 1997            1996                 1997              1996
                                                 ----            ----                 ----              ----

Revenues                                       $888,543        $791,194              $87,810          $90,837
                                               ========================              ========================


Earnings (loss) before income taxes and
 cumulative effect of accounting change        $(25,299) (a)   $  6,325              $11,185  (b)     $15,197

Provision (credit) for income taxes             (10,074)          2,379                5,136            5,715
                                               ------------------------              ------------------------
Earnings (loss) before cumulative
 effect of accounting change                    (15,225)          3,946                6,049            9,482

Cumulative effect of accounting change                -            (282)                   -             (512)
                                               ------------------------              ------------------------

Net earnings (loss)                            $(15,225)       $  3,664              $ 6,049          $ 8,970
                                               ========================              ========================





(a) Includes charge of $21.2 million related to revision of estimate of future environmental remediation costs.

(b) Includes charge of $5.8 million related to Morrison-Knudsen litigation settlement and $1.7 million of expenses related to the spin off.





Contact:     John J. Fitteron
             (516) 338-6000


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